EXHIBIT 10.57

SETTLEMENT AGREEMENT AND STIPULATION

THIS SETTLEMENT AGREEMENT and STIPULATION ("Agreement") is entered into as of July 21st, 2015 (the "Effective Date") by and between ELITE DATA SERVICES INC. f/k/a Dynamic Energy Alliance Corp. ("EDS"), a Florida corporation, on the one hand, and BIRCH FIRST CAPITAL FUND, LLC ("Birch First Capital"), a Delaware limited liability company and BIRCH FIRST ADVISORS, LLC ("Birch Advisors"), a Delaware limited liability company (together with Birch First Capital, "Birch First"), on the other hand. EDS, Birch First, and Birch Advisors are each referred to herein collectively as a "Party" and collectively, the "Parties."

RECITALS:

WHEREAS, the Parties have been engaged in litigation in Case No. 2013-CA-012838 pending in the Circuit Court of the 15th Judicial Circuit in and for Palm Beach County, Florida (the "Litigation"); and

WHEREAS, Birch First Capital alleges that EDS is liable to Birch First Capital in the amount of $300,000 (the "LOC Claims") in the principal amount of $151,000, accrued interest of $59,176.64, miscellaneous costs and penalties ($1,039.60) and legal fees ($88,783.76), in connection with that certain Line of Credit Agreement ("LOC") executed on or about January 13, 2013 and the Promissory Note ("Original Note") executed on that same date; and

WHEREAS, Birch Advisors alleges that EDS is liable to Birch Advisors in the amount of USD $300,000 (the "Contract Claims") arising from (a) that certain Consulting and Advisory Agreement executed on or about April 11, 2011 (the "2011 Agreement") in the original amount of USD $210,000 and a warrant for three (3) million shares of common stock pre-forward split (the "Original Warrant"), and (b) that certain Consulting and Advisory Agreement executed on or about January 13, 2013 (the "2013 Agreement") in the original amount of USD $90,000 (collectively referred to as the "Consulting and Advisory Agreements"); and

WHEREFORE, EDS alleges that Birch First is liable to EDS for damages in the amount of USD $200,000; and

WHEREAS, the Parties desire to fully resolve, with no liability admitted or deemed to be admitted by any Party, any and all claims that have been, or could have been, raised in the Litigation (the "Claims").

NOW, THEREFORE, in consideration of the following terms and conditions, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties agree as follows:

1. Defined Terms. As used in this Agreement, the following terms shall have the following meanings specified or indicated (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

"CLAIM AMOUNT" shall mean the total amount of $600,000, consisting of the LOC Claims of $300,000 and the Contract Claims of $300,000.

"COMMON STOCK" shall mean EDS's common stock, $0.0001 par value per share.

"COURT" shall mean Circuit Court within the 15th Judicial Circuit, Palm Beach County Florida.

"DISCOUNT" shall mean the percentage referenced in the Amended and Restated Note and New Note as defined in paragraph 3(a) and 3(b) herein.

"MARKET PRICE" on any given date shall mean the average of the three (3) lowest intraday trading prices during the Valuation Period.

"PRINCIPAL MARKET" shall mean The Nasdaq Global Select Market, The Nasdaq Global Market (formerly the Nasdaq National Market), The Nasdaq Capital Market (formerly the Nasdaq SmallCap Market) an interdealer quotation system such as that of the OTC Markets Group, the New York Stock Exchange, The NYSE Market (formerly the American Stock Exchange), or any other recognized market that is at the time the principal trading exchange or market for the Common Stock.

"CONVERSION PRICE" shall mean a Share Price equal to the lesser of (i) $0.10 per share or (ii) the specified conversion discount as defined in the agreements to be executed pursuant to Section 2 hereof.

"TRADING DAY" shall mean any day during which the Principal Market shall be open for business.

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"TRADING PERIOD" shall mean Trading Days during a given Valuation Period as defined in the agreements to be executed pursuant to Section 2 hereof.

"TRANSFER AGENT" shall mean the transfer agent for the Common Stock (and to any substitute or replacement transfer agent for the Common Stock upon EDS's appointment of any such substitute or replacement transfer agent).

"TRADING VOLUME" shall mean the amount of Common Stock of EDS traded in a Principal Market during a given period (e.g. day, week and/or month).

"VALUATION PERIOD" shall mean the period as defined in the agreements to be executed pursuant to Section 2 hereof.

2. Amended and Restated Original Note and New Note. Simultaneously with the execution of this Agreement, in exchange for the complete cancellation of the Claim Amount and the Consulting and Advisory Agreements:

2.1 EDS and Birch First Capital will execute an Amended and Restated Convertible Debenture (the "Amended and Restated Note") in the principal amount of USD $300,000 on the terms and conditions substantially in the form annexed hereto as Exhibit A, and

2.2 EDS and Birch Advisors will execute a new Consulting and Advisory Agreement (the "New Consulting Agreement") for a period of twenty-four (24) months, with consideration payable to Birch Advisors and/or its assigns in the form of a Convertible Debenture (the "New Note") in the amount of USD $300,000, on the terms and conditions substantially in the form annexed hereto as Exhibit B.

3. Settlement. Following the execution of the Amended and Restated Note and New Note in accordance with Paragraph 2 herein, and the execution by Birch First Capital and Birch Advisors, respectively, and EDS of the Stipulation of Dismissal with Prejudice (as defined below) subject to paragraph 9 herein, EDS shall issue and deliver to Birch First Capital shares of its Common Stock, and to Birch Advisors the New Consulting Agreement and New Note (and, subsequently shares of its Common Stock related to the New Note, when due), as follows:

(a) Amended and Restated Note Settlement. In the settlement of the Claims, specifically related to the LOC Claims, in the total of USD $300,000 as set forth in the Amended and Restated Note, EDS shall issue and deliver to Birch First Capital, and/or its assigns, a total of 750,000 shares of Common Stock (the "Birch First Capital Issuance"), representing a cancellation and conversion (at a conversion rate of $0.10 per share) of a portion equal to $75,000 of the total outstanding Claim Amount allegedly owed by EDS to Birch First Capital on the Amended and Restated Note, which reduces the alleged principal balance to $225,000. The interest rate on the $225,000 shall be 2% per annum. No later than the first business day following the date of execution of this Agreement, Birch First Capital and/or Birch First Advisors shall: (i) cause its legal counsel to issue an opinion to EDS and EDS's transfer agent, in form and substance reasonably acceptable to EDS, and such transfer agent, that the total of 750,000 shares of Common Stock to be issued are legally issued, fully paid and non-assessable, are exempt from registration under the Securities Act, and may be issued without restrictive legend, and may be resold by Birch First Capital without restriction; and EDS shall (i) transmit via email, facsimile or overnight delivery a board resolution authorizing to EDS's stock transfer agent; and (ii) within three (3) days thereof, issue and deliver to Birch First Capital, the Settlement Shares, without any legends or restrictions on transfer, sufficient to satisfy a portion equal to $75,000 of the total outstanding Claim Amount, specifically related to the Amended and Restated Note, through the issuance as freely trading securities issued pursuant to the Securities Act.

(b) New Consulting Agreement and New Note Settlement. In settlement of the Claims, specifically related to Contract Claims, EDS shall issue and deliver to Birch Advisors a duly executed New Consulting Agreement and the New Note in the amount of USD $300,000, convertible into shares of Common Stock of EDS, on the terms and condition set forth in Section 4 herein below.

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4. Conversions. Pursuant to the terms and conditions of the Amended and Restated Note and the New Note related to the New Consulting Agreement, EDS shall issue and deliver to Birch First Capital and/or Birch Advisors, respectively, on a quarterly basis as requested by either Birch First Capital or Birch Advisors, separately, and as necessary, pursuant to paragraph 3(f) herein, shares of Common Stock (each a "Birch Issuance" or "Additional Issuance", and collectively "Birch Issuances" or "Additional Issuances"), subject to the terms and conditions of the New Note, including any adjustment and ownership limitations as set forth below, sufficient to satisfy the remaining portion of the Claim Amount, specifically related to the Amended and Restated Note, and the outstanding balance of the New Note, at the Conversion Price set forth hereinabove, subject to paragraph 3(b) herein, based on the Market Price during the Valuation Period as defined herein through the issuance of freely trading securities issued, pursuant to the Securities Act (the "Settlement Shares"). No later than the first business day following the date upon which each share request is made by either Birch First Capital or Birch Advisors, and Birch First or Birch First Advisors has provided a legal opinion to EDS's transfer agent, in form and substance reasonably acceptable to EDS and such transfer agent, that the shares of Common Stock to be issued as the initial Issuance and/or Additional Issuance (as defined below) are legally issued, fully paid and non-assessable, are exempt from registration under the Securities Act, may be issued without restrictive legend, and may be resold by Birch First Capital or Birch Advisors, respectively, without restriction; time being of the essence, EDS shall: (i) transmit via email, facsimile or overnight delivery a board resolution, the issuance request, and the legal opinion to EDS's Transfer Agent ; and (ii) within three (3) days thereof, issue and deliver to Birch First Capital or Birch Advisors, as applicable, Settlement Shares in quarterly tranches as necessary, without any legends or restrictions on transfer, sufficient to satisfy the Claim Amount through the issuance at freely trading securities issued, pursuant to the Securities Act. Pursuant to this Agreement and the terms and conditions of the Amended and Restated Note, and/or the New Note, either Birch First Capital or Birch Advisors may deliver a request to EDS on the first day of each quarter, beginning September 30, 2015, following the date of execution of this Agreement and pursuant to the terms and conditions of the Amended and Restated Note and/or New Note.

5. Necessary Action. At all times after the execution of this Agreement, each party hereto agrees to take or cause to be taken all such necessary action including, without limitation, the execution and delivery of such further instruments and documents, as may be reasonably requested by any party for such purposes or otherwise necessary to effect and complete the transactions contemplated hereby.

6. Releases. Upon receipt of all of the Settlement Shares by both Birch First Capital and Birch Advisors, respectively, for and in consideration of the terms and conditions of this Agreement, the Amended and Restated Note and the New Note, and except for the obligations, representations and covenants arising or made hereunder or a breach hereof, the parties hereby release, acquit and forever discharge the other and each, every and all of their current and past officers, directors, shareholders, affiliated corporations, subsidiaries, agents, employees, representatives, attorneys, predecessors, successors and assigns (the "Released Parties"), of and from any and all claims, damages, cause of action, suits and costs, of whatever nature, character or description, whether known or unknown, anticipated or unanticipated, which the parties may now have or may hereafter have or claim to have against each other with respect to the Claims. Nothing contained herein shall be deemed to negate or affect, jointly and severally, Birch First Capital and Birch Advisors' right and title to any securities heretofore issued to it by EDS or any subsidiary of EDS.

7. Representations. EDS hereby represents, warrants and covenants to Birch First Capital and/or Birch Advisors as follows:

(a) There are Fifty Million (50,000,000) shares of Common Stock of EDS authorized, of which approximately 25,498,202 Shares of Common Stock are issued and outstanding; with 10,000,000 preferred shares authorized and 0 issued and outstanding;

(b) The shares of Common Stock to be issued pursuant to this Agreement are duly authorized, and when issued will be duly and validly issued, fully paid and non-assessable, free and clear of all liens, encumbrances and preemptive and similar rights to subscribe for or purchase securities;

(c) The shares will be exempt from registration under the Securities Act and issuable without any restrictive legend pursuant to an applicable legal opinion letter;

(d) EDS has reserved from its duly authorized capital stock a number of shares of Common Stock at least equal to the greater of the number of shares that could be issued pursuant to the terms of this Agreement;

(e) If at any time it appears reasonably likely that there may be insufficient authorized shares to fully comply with this Agreement, EDS shall promptly increase its authorized shares to ensure its ability to timely comply with this Agreement;

(f) The execution of this Agreement and performance of this Agreement by EDS and Birch First Capital and Birch Advisors will not (1) conflict with, violate or cause a breach or default under any agreements between EDS and any creditor (or any affiliate thereof) related to the account receivables comprising the Claims, or (2) require any waiver, consent, or other action of EDS or any creditor, or their respective affiliates, that has not already been obtained;

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(g) Without limitation, EDS hereby waives any provision in any agreement related to the account receivables comprising the Claims requiring payments to be applied in a certain order, manner, or fashion, or providing for exclusive jurisdiction in any court other than this Court;

(h) EDS has all necessary power and authority to execute, deliver and perform all of its obligations under this Agreement;

(i) The execution, delivery and performance of this Agreement by EDS has been duly authorized by all requisite action on the part of EDS and its Board of Directors (including a majority of its independent directors), and this Agreement has been duly executed and delivered by EDS;

(j) EDS did not enter into the transaction giving rise to the Claims in contemplation of any sale or distribution of EDS's common stock or other securities;

(k) There has been no modification, compromise, forbearance, or waiver entered into or given with respect to the Claims, except as contemplated herein. There is no action based on the Claims that is currently pending in any court or other legal venue, except as defined herein, and no judgments based upon the Claims have been previously entered in any legal proceeding;

(l) No taxes will be due, payable or withholdable as a result of settlement of the Claims;

(m) Birch First Capital nor Birch Advisors was not and within the past ninety (90) days has not been directly or indirectly through one or more intermediaries in control, controlled by, or under common control with, EDS and is not an affiliate of EDS as defined in Rule 144 promulgated under the Act;

(n) To the best of EDS's knowledge, Birch First Capital nor Birch Advisors is not, directly or indirectly, utilizing any of the proceeds received from Birch First Capital or Birch Advisors for the Claims to provide any consideration to or invest in any manner in EDS or any affiliate of EDS;

(o) EDS has not received any notice (oral or written) from the SEC or Principal Market regarding a halt, limitation or suspension of trading in the Common Stock; and Birch First Capital nor Birch Advisors will not, directly or indirectly, receive any consideration from or be compensated in any manner by, EDS, or any affiliate of EDS, in exchange for or in consideration of the Claims;

(p) EDS represents that none of the services provided, if any, or to be provided which gave rise to the Claims were or are services related to promoting EDS's Securities or that may be considered relations services;

(q) EDS represents that the Claim being settled pursuant hereto is a bona-fide Claim against EDS and that the written agreements and promissory note underlying each Claim are accurate representations of the nature of the debt and/or the amounts owed by EDS to both Birch First Capital and Birch Advisors, respectively.

(r) EDS represents and warrants that the Original Note due to Birch First Capital, as amended, and the New Note are both a bona fide debt of EDS, that said Original Note is in default, and that the total amount due and owing on said Original Note is in the amount of USD $300,000, including principal and accrued interest, penalties and late fees and legal fees on the Original Note, and the total amount of USD $300,000 of the New Note (in the aggregate amount of $600,000) as of the date of execution hereof;

(s) EDS acknowledges that Birch First Capital, Birch Advisors, or its affiliates may, from time to time, hold outstanding securities of EDS, which may be convertible in shares of EDS's common stock at a floating conversion rate tied to the current market price for the stock. The number of shares of Common Stock issuable pursuant to this Agreement may increase substantially in certain circumstances, including, but not necessarily limited to the circumstance wherein the trading price of the Common Stock declines during the Valuation Period. EDS's executive officers and directors have studied and fully understand the nature of the transaction contemplated by this Agreement and recognize that they have a potential dilutive effect. The board of directors of EDS has concluded in its good faith business judgment that such transaction is in the best interests of EDS. EDS specifically acknowledges that its obligation to issue the Settlement Shares is binding upon EDS and enforceable regardless of the dilution such issuance may have on the ownership interests of other shareholders of EDS. The Board of Directors of EDS has further given its consent for each conversion of shares of stock pursuant to this agreement and agrees and consents that same may occur below the par value of EDS 's Common Stock.

(t) None of the transactions agreements or proceedings described above is party of a plan or scheme to evade the registration requirements of the Securities Act and both Birch First Capital and Birch Advisors, respectively, are acting and have acted in an arms length capacity.

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(8) Representations by Birch First Capital and/or Birch First Advisors. Birch First hereby represents, warrants and covenants to EDS as follows:

(a) No Obligations to Related Parties. Birch First represents and warrants to EDS that, following the consummation of the acts and actions contemplated by this Agreement, that there will be no other obligations by EDS to either entity or to any other person or organization affiliated with him in any manner whatsoever related to the original Claim, except for the corresponding agreements set forth in Section 2, above.

(b) Organization, Corporate Power. Birch First Capital Fund, LLC and Birch First Advisors, LLC is duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to enter into this Agreement and to perform its obligations hereunder and thereunder.

(c) Investigation; Economic Risk. Birch First acknowledges that it has had an opportunity to discuss the business and affairs of EDS and its subsidiaries with its officers. Birch First further acknowledges having had access to information about EDS that it has requested. Birch First further acknowledges that it has knowledge and experience in financial and business matters such that it is capable of evaluating the risks of the transactions.

(d) Access to Information; Independent Investigation. Birch First, in making the decision to enter into this Agreement and receive Settlement Shares EDS as contemplated herein and has relied upon investigations made its representative, if any, and Birch First or his representative have, prior to the date of this Agreement, been given access and the opportunity to ask questions of and on behalf of EDS's financial statements, operations and business plans.

(e) Accredited Investor. Birch First is an "accredited investor" as defined in Rule 501(a) of Regulation D promulgated under the Act.

(f) Acquisition of Settlement Shares Entirely for Own Account. Birch First represents that the Settlement Shares are being acquired by Birch First for his own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that Birch First has no present intention of selling, granting any participation in, or otherwise distributing the same.

(g) Authority. Birch First has all necessary power and authority to execute, deliver and perform all of its obligations under this Agreement;

(h) Necessary Approvals. The approval and execution of this Agreement has been duly authorized by all necessary persons as dictated through Birch First's internal controls, including but not limited to, unanimous or majority approval from Birch First's managing members;

(i) Legal Effect. Birch First, with respect to this Agreement, represent that the settlement and compromise stated herein is final and conclusive forthwith, subject to the conditions stated herein, and each attorney represents that his or her client has freely consented to and authorized this Agreement after have been so advised. Birch First further represents and warrants that it has been represented by independent counsel of its choice in connection with the negotiation and execution of this Agreement and that counsel has reviewed this Agreement.

(j) No Foreign Legal Claims. Birch First warrants there has been no modification, compromise, forbearance, or waiver entered into or given with respect to the Claims, except as contemplated herein. There is no action based on the Claims that is currently pending in any foreign court or foreign legal venue, except as defined herein, and no judgments based upon the Claims have been previously entered in any legal proceeding;

(k) No Common Scheme. Birch First is not, directly or indirectly, utilizing any of the proceeds received for the Claims to provide any consideration to or invest in any manner in EDS or any affiliate of EDS and None of the transactions agreements or proceedings described above is part of a plan or scheme to evade the registration requirements of the Securities Act;

(l) Bona-fide Claims. Birch First represents that the claims being settled pursuant hereto are bona-fide claims and represented in bona-fide amounts owed by EDS without the absence of fraud or manipulation of any Securities laws relating to, but not limited to the, Original LOC, Original Note, and Original Consulting and Advisory Contracts. Birch First further represents that its managing member, Pier Bjorklund, has provided a truthful accounting and representations of what Birch First is owed, understanding that this dispute resulted between the former Board of Directors and the Current Board of do not have constructive knowledge of the actual facts pertaining to these Claims. Further, Birch First agrees to indemnify the Current Board for any lawsuits originating from the untruthfulness of this specific representation;

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(m) Waiver of Settlement Fees within a Certain Time. Birch First waives any right to receive a settlement in full within a prescribed time period pursuant to any Federal and State statute that dictates as such.

(9) Continuing Jurisdiction. Simultaneously with the execution of this Agreement, the attorneys representing the parties hereto will execute a stipulation of dismissal substantially in the form annexed hereto as Exhibit C (the "Stipulation of Dismissal"). The parties hereto expressly agree that said Stipulation of Dismissal with prejudice shall be filed within five (5) business days of the execution of this Agreement. In order to enable the Court to grant specific enforcement or other equitable relief in connection with this Settlement Agreement and Stipulation, (a) the parties consent to the jurisdiction of the Court for purposes of enforcing this Agreement, and (b) each party to this Agreement expressly waives any contention that there is an adequate remedy at law or any like doctrine that might otherwise preclude injunctive relief to enforce this Agreement.

(10) Conditions Precedent/ Default.

(a) If EDS shall default in promptly delivering the Settlement Shares to either Birch First Capital or Birch Advisors in the form and mode of delivery as required by Paragraphs 2, 3, 4 and 6 herein or otherwise fail in any way to fully comply with the provisions thereof;

(b) If EDS shall fail to comply with the Covenants set forth in Paragraph 14 hereof;

(c) If Bankruptcy, dissolution, receivership, reorganization, insolvency or liquidation proceedings or other proceedings for relief under any bankruptcy law or any law for the relief of debtors or other legal proceedings for any reason shall be instituted by or against EDS; or if the trading of the Common Stock shall have been halted, limited, or suspended by the SEC or on the Principal Market; or trading in securities generally on the Principal Market shall have been suspended or limited or, minimum prices shall been established for securities traded on the Principal Market; or the Common Stock is not eligible or unable to be deposited for trade on the Principal Market; or the EDS is delinquent or has not made its required Securities and Exchange Commission filings; or if at any time the market price for EDS's Common Stock drops below $0.00001, or there shall have been any material adverse change (i) in EDS's finances or operations, or (ii) in the financial markets such that, in the reasonable judgment of Birch First Capital or Birch Advisors, makes it impracticable or inadvisable to trade the Settlement Shares; and such suspension, limitation or other action is not cured within ten (10) trading days; then EDS shall be deemed in default of the Agreement and any remaining obligations of either Birch First Capital or Birch Advisors pursuant to this Agreement shall be voidable in the sole discretion of either Birch First Capital or Birch Advisors, unless otherwise agreed by written agreement of the parties;

(d) In the event that EDS fails to fully comply with the conditions precedent as specified in paragraph 8(a) through (d) herein, then EDS shall be deemed in default of the Agreement and either Birch First Capital or Birch Advisors, at their respective option and in its sole discretion, may declare EDS to be in default of the Agreement, and any remaining obligations of either Birch First Capital or Birch Advisors pursuant to this Agreement shall be voidable in the sole discretion of either Birch First Capital, Birch Advisors, or both, unless otherwise agreed by written agreement of the parties. In said event, either Birch First Capital or Birch Advisors shall have no further obligation to comply with the terms of this agreement and can thus opt out of receiving any remaining payments, if applicable, not previously made to either Birch First Capital or Birch Advisors of the Claims as referenced in Schedule A, or the respective Amended and Restated Note or New Note.

(11) Information. EDS and Birch First Capital or Birch Advisors, respectively, each represent that prior to the execution of this Agreement, they have fully informed themselves of its terms, contents, conditions and effects, and that no promise or representation of any kind has been made to them except as expressly stated in this Agreement.

(12) Ownership and Authority. EDS and Birch First Capital or Birch Advisors, respectively, represent and warrant that they have not sold, assigned, transferred, conveyed or otherwise disposed of any or all of any claim, demand, right, or cause of action, relating to any matter which is covered by this Agreement, that each is the sole owner of such claim, demand, right or cause of action, and each has the power and authority and has been duly authorized to enter into and perform this Agreement and that this Agreement is the binding obligation of each, enforceable in accordance with its terms.

(13) No Admission of Liability. This Agreement constitutes the settlement of disputed claims. It does not and shall not constitute an admission of liability by either of the Parties and shall not be used by any Party or any other person or entity in any litigation or proceeding for that purpose. The Parties further agree that the disputes and allegations that resulted in the litigation are subject to this Agreement and shall not be considered in any context except as may be required to respond truthfully to governmental inquiries or required testimony.

(14) Binding Nature. This Agreement shall be binding on all parties executing this Agreement and their respective successors, assigns and heirs.

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(15) Authority to Bind. Each party to this Agreement represents and warrants that the execution, delivery and performance of this Agreement and the consummation of the transactions provided in this Agreement have been duly authorized by all necessary action of the respective entity and that the person executing this Agreement on its behalf has the full capacity to bind that entity. Each party further represents and warrants that it has been represented by independent counsel of its choice in connection with the negotiation and execution of this Agreement and that counsel has reviewed this Agreement.

(16) Covenants.

(a) For so long as either Birch First Capital, Birch Advisors or any of its affiliates holds any shares of Common Stock, neither EDS nor any of its affiliates shall vote any shares of Common Stock owned or controlled by it (unless voting in favor of a proposal approved by a majority of EDS's Board of Directors), or solicit any proxies or seek to advise or influence respect to any voting securities of EDS; in favor of (1) an extraordinary corporate transaction, such as a reorganization or liquidation, involving EDS or any of its subsidiaries, (2) a sale or transfer of a material amount of assets of EDS or any of its subsidiaries, (3) any material change in the present capitalization or dividend policy of EDS, (4) any other material change in EDS 's business or corporate structure, (5) a change in EDS's charter, bylaws or instruments corresponding thereto (6) causing a class of securities of Defendant to be delisted from a national securities exchange or to cease to be authorized to be quoted in an inter-dealer quotation system of a registered national securities association, (7) causing a class of equity securities of EDS to become eligible for termination of registration pursuant to Section 12(g)(4) of the Securities Exchange Act of 1934, as amended, (8) terminating its Transfer Agent (9) taking any action which would impede the purposes and objects of this Settlement Agreement or (10) taking any action, intention, plan or arrangement similar to any of those enumerated above. Nothing in this section shall be deemed to exclude strategic decisions by EDS made in an effort to expand EDS except as expressly stated herein. The provisions of this paragraph may not be modified or waived without further order of the Court.

(b) Immediately upon the signing of the Agreement, EDS shall cause to be filed a Form 8-K with the Securities and Exchange Commission disclosing the settlement in form mutually approved by EDS and Birch First Capital or Birch Advisors, respectively. EDS shall file such additional SEC filings as may be required in respect of the transactions.

(c) Both Birch First Capital and Birch Advisors, respectively, do hereby covenant that they have not provided any funds or other consideration to EDS other than the Original Note and have no intent to do so. In no event shall any of the funds received from the sale of shares of EDS in reliance upon the Agreement be used to provide any consideration to EDS or any affiliate of EDS.

(d) Indemnification. EDS shall indemnify, defend and hold Birch First Capital, Birch Advisors, and its affiliates harmless with respect to all obligations of EDS arising from or incident or related to this Agreement, including, without limitation, any claim or action brought derivatively or by the shareholders of EDS related to the Breach of Contract Case described herein.

(e) Legal Effect. The parties to this Agreement represent that the settlement and compromise stated herein is final and conclusive forthwith, subject to the conditions stated herein, and each attorney represents that his orher client has freely consented to and authorized this Agreement after have been so advised.

(f) Waiver of Defense. Each party hereto waives a statement of decision, and the right to appeal from the Agreement after its entry. EDS further waives any defense based on the rule against splitting causes of action. The prevailing party in any motion to enforce the terms of this Agreement shall be awarded its reasonably attorney fees and expenses in connection with such motion. Except as expressly set forth herein, each party shall bear its own attorneys' fees, expenses and costs.

(g) Signatures. This Agreement may be signed in counterparts and the Agreement, together with its counterpart signature pages, shall be deemed valid and binding on each party when duly executed by all parties. Facsimile and electronically scanned signatures shall be deemed valid and binding for all purposes.

(h) Amendments. This Agreement may not be amended unless by an instrument in writing signed by both parties.

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(i) Choice of Law, Etc. Notwithstanding the place where this Agreement may be executed by either of the parties, or any other factor, all terms and provisions hereof shall be governed by and construed in accordance with the laws of the State of Florida, applicable to agreements made and to be fully performed in that State and without regard to the principles of conflicts of laws thereof. Any action brought to enforce, or otherwise arising out of this Agreement shall be brought only in the Circuit Court sitting in the Fifteenth Judicial Circuit of Florida.

(j) Exclusivity. For a period of the later of one hundred eighty (180) days from the date of the execution of this Agreement or upon BIRCH's final sale of all shares of stock issued pursuant hereto subsequent to final adjustment; (a) EDS and its representatives shall not enter into any exchange transaction under the Securities Act nor directly or indirectly discuss, negotiate or consider any proposal, plan or offer from any other party relating to any liabilities, or any financial transaction having an effect or result similar to the transactions contemplated hereby, and (b) BIRCH shall have the exclusive right to negotiate and execute definitive documentation embodying the terms set forth herein and other mutually acceptable terms.

(k) Inconsistency. In the event of any inconsistency between the terms of this Agreement and any other document executed in connection herewith, the terms of this Agreement shall control to the extent necessary to resolve such inconsistency.

(l) Entire Agreement. The Agreement constitutes the full and complete understanding of the Parties hereto with respect to the subject matter covered herein and supersedes all prior oral or written understandings and agreements with respect thereto.

(m) No Shorting. No short sales shall be permitted by Birch First or its affiliates during the term of this Settlement Agreement.

(n) Mutual Contribution. This Agreement was drafted by both of the Parties, and, thus, shall not be construed against any Party because that Party initially drafted any particular provision.

(o) Compliance of Contracts. Birch First Capital and Birch Advisors shall reasonably cooperate to assist EDS in ensuring that neither this Agreement nor the Agreements in Section 2 shall cause EDS to default any other agreement to which it is a party.

(p) Taxes. Each Party will be responsible for all taxes that will be legally assessed under such Agreement.

(q) Notices. Any notice or permitted hereunder shall be given in a certified writing (unless otherwise specified herein) and shall be deemed personally or sent by certified or registered mail, postage prepaid, or by private courier, with written verification of delivery, or by effectively given on the earliest of the seventh business day after deposit, postage prepaid, in the United States Postal Service by registered or certified mail. All notices shall be delivered:

EDS:	Elite Data Services, Inc. 4447 N. Central Expressway Suite 110-135 Dallas, TX 75205 (972) 885-3981 (phone) Attn: Board of Directors Email: smyers@edscompanies.com

With copies to:	Solomon Appeals, Mediation and Arbitration 901 So. Federal Hwy, Ste. 300 Ft. Lauderdale, FL 33316 561-762-9932 (phone) Attn: Donna Greenspan Solomon Email: donna@solomonappeals.com

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Birch:	Birch First Capital Fund LLC
c/o Birch First Capital Management LLC
Birch First Advisors LLC
205 Worth Avenue, Ste. 201
Palm Beach, FL 33480
(561) 228-4107 (phone)
(561) 828-8236 (fax)
Attn: Pier S. Bjorklund, Managing Director
admin@birchfirst.com

With copies to:	Jonathan D. Leinwand, P.A. 20900 NE 30th Ave., 8th Floor Aventura, FL 33180 (954) 903-7856 (phone) (954) 252-4265 (fax) Attn: Jonathan D. Leinwand, Esq. jonathan@jdlpa.com

[Signature Pages to Follow]

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IN WITNESS WHEREOF, the parties have duly executed this Settlement Agreement and Stipulation as of the date first indicated above.

Elite Data Services, Inc.,
a Florida corporation

By:	/s/ Sarah Myers
Sarah Myers, President, COO & Secretary

Executed July 23, 2015

Birch First Capital Fund LLC,
a Delaware Limited Liability Company

By: Birch First Capital Management LLC
Its: Manager

By:	/s/ Pier S. Bjorklund
Pier S. Bjorklund, Manager

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Schedule A

Summary of Total Outstanding Liabilities

(the "Claims")

LOC Claims

$150,000.00 – Principal Amount

$59,176.64 – Accrued Interest

$1,039.60 – Misc. Costs and Penalties

$88,783.76 – Legal Fees

$300,000.00 – Total LOC Claims

Contract Claims

$300,000.00 – Outstanding Contract Amount

$300,000.00 – Total Contract Claims

Against Birch First

Damages in excess of $200,000

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Exhibit A

Amended and Restated Convertible Debenture (Original Note)

(Birch First Capital)

See attached.

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Exhibit B

Convertible Debenture (New Note)

(Birch Advisors)

See attached.

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Exhibit C

Stipulation of Dismissal

See Attached.

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